Exhibit 99.1

Freshpet, Inc. Reports Fourth Quarter and Full Year 2017 Financial Results

Company Provides Guidance for Full Year 2018

SECAUCUS, N.J. – March 5, 2018 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights Compared to Prior Year Period

•	Net Sales of $40.7 million, up 19.5%
•	Net income of $1.5 million compared to a net income of $1.2 million
•	Adjusted EBITDA of $6.9 million compared to $6.4 million
•	Freshpet Fridges increased 8.4% to 18,004 from 16,609

2017 Financial Highlights Compared to Prior Year

•	Net Sales of $156.4 million, up 17.5%
•	Net loss of $4.2 million compared to a net loss of $3.2 million
•	Adjusted EBITDA of $17.6 million compared to $17.7 million

“We are pleased with our finish to 2017.  Our fourth quarter results demonstrate continued strong volume growth as a result of our Feed the Growth strategy.  We believe this financial performance validates the ‘stickiness’ of the Freshpet brand and our confidence in our growth prospects,” said Billy Cyr, Freshpet’s Chief Executive Officer.  “In 2018 we will leverage our key brand and marketing strengths which we expect to fuel an accelerated rate of growth and position us to achieve our longer term 2020 financial objectives.”

Fourth Quarter 2017

Fourth quarter of 2017 net sales increased 19.5% to $40.7 million compared to $34.1 million for the fourth quarter of 2016. The Company’s core fresh refrigerated product offering grew 21.9% as compared to the same period in the prior year.  Net sales for the quarter were driven by velocity gains and an 8.4% increase in Freshpet Fridges to 18,004 as of December 31, 2017, as compared to the prior year period.

Gross profit was $18.9 million, or 46.6% as a percentage of net sales for the fourth quarter of 2017, compared to $15.2 million, or 44.7% as a percentage of net sales, in the same period last year. For the fourth quarter 2017, Adjusted Gross Profit was $20.4 million, or 50.1% as a percentage of net sales, compared to $17.0 million, or 49.9% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $17.3 million for the fourth quarter of 2017 compared to $13.7 million in the prior year period. As a percentage of net sales, SG&A increased to 42.5% for the fourth quarter of 2017 compared to 40.1% in the fourth quarter of 2016. Adjusted SG&A as a percentage of net sales increased to 39.6% compared to 38.2% in the fourth quarter of 2016. The increase in SG&A is primarily due to the fourth quarter effect of the Company’s planned increased media spend of $6.0 million for the full year 2017. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net income was $1.5 million for the fourth quarter of 2017 compared to net income of $1.2 million for the prior year period.

Adjusted EBITDA was $6.9 million for the fourth quarter of 2017, compared to $6.4 million in the fourth quarter 2016.  The improvement in Adjusted EBITDA was primarily due to increased net sales and improved gross profit, partially offset by increased media spend. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

Full Year 2017

Net sales increased 17.5% to $156.4 million for the full year ended December 31, 2017 compared to $133.1 million for the prior year. The Company’s core fresh refrigerated product offering grew 20.1% as compared to the same period in the prior year. Net sales for the full year 2017 were driven by velocity gains and an increase in Freshpet fridge store locations as compared to the prior year.

Gross profit was $72.4 million, or 46.3% as a percentage of net sales for the full year ended December 31, 2017, compared to $60.4 million, or 45.4% as a percentage of net sales, last year. For the full year ended December 31, 2017, Adjusted Gross Profit was $78.2 million, or 50.0%, as a percentage of net sales, compared to $66.0 million, or 49.6% as a percentage of net sales, in the prior year. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

SG&A expenses were $75.2 million for the full year ended December 31, 2017 compared to $62.6 million in the prior year.  As a percentage of net sales, SG&A increased to 48.1% for the full year ended December 31, 2017 compared to 47.0% last year. Adjusted SG&A as a percentage of net sales increased to 45.3% for the full year ended December 31, 2017 compared to 43.1% in the prior year. The increase in SG&A is primarily due to the Company’s planned increased media spend of $6.0 million compared to the prior year period. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $4.3 million for the full year ended December 31, 2017 compared to net loss of $3.2 million for the prior year. The higher net loss was primarily related to the planned increased media spend, partially offset by increased net sales and improved gross profit.

Adjusted EBITDA was $17.6 million for the full year ended December 31, 2017, compared to $17.7 million in the prior year.  The decrease in Adjusted EBITDA was primarily related to the planned increased media spend, partially offset by increased net sales and improved gross profit. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

Cash and Net Debt

As of December 31, 2017, the Company had cash and cash equivalents of $2.2 million, no debt outstanding and $30.0 million of availability from our $30.0 million revolving credit facility that matures in September 2020 and includes the ability to increase the revolving credit facility by an additional $10.0 million.

Recasting of 2017 Results for Accounting-Rules – Topic 606

In the first quarter of 2018, the Company is adopting the new revenue recognition standard (“Topic 606”) on a retrospective basis.

The adoption of Topic 606 will result in a shift between Net Sales and Cost of Goods Sold.  The net effect would decrease full year 2017 net sales by approximately 2.6% compared to the previous accounting standard, and increase the Company’s gross margin by approximately 130 basis points. For example, 2017’s net sales of $156.4 million would be reported as $152.4 million, 2017’s gross margin of 46.3% would be reported as 47.5%, and 2017’s adjusted gross margin of 50.0% would be reported as 51.3% under the new accounting standard. The new accounting standard will not impact Net Income, Gross Profit, Adjusted Gross Profit, or Adjusted EBITDA.

Outlook

For full year 2017, the Company expects following results under the new revenue recognition standards compared to the prior year:

Full Year 2017 Results
	Results under current accounting standards	Results under new revenue recognition standards	2018 Guidance under new revenue recognition standards	Increase versus prior year
Net Sales	$156.4 million	$152.4 million	> $185.0 million	> 21%
Adj. EBITDA	$17.6 million	$17.6 million	> $20.0 million	> 14%

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 413-7208 and international listeners may dial (201) 689-8555.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through March 19, 2018. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671. The passcode is 13676201.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, our foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and in the United Kingdom. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures (collectively, “the non-GAAP financial measures”) should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit

•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before plant start-up expenses and processing and plant depreciation expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before non-cash items related to share-based compensation, leadership transition expenses, fees related to a secondary offering, and fees related to the litigation of a securities lawsuit.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant startup expense, share-based compensation, warrant fair valuation, secondary fees, leadership transition expenses, launch expenses, and fees related to the litigation of a securities lawsuit.

Management believes that the non-GAAP financial measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation and provides additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,184,259	$3,908,177
Accounts receivable, net of allowance for doubtful accounts	12,721,521	8,886,790
Inventories, net	10,118,394	5,402,735
Prepaid expenses	1,200,834	741,091
Other current assets	732,960	304,560
Total Current Assets	26,957,968	19,243,353
Property, plant and equipment, net	100,598,639	101,493,080
Deposits on equipment	4,370,922	3,620,444
Other assets	1,972,805	2,094,339
Total Assets	$133,900,334	$126,451,216
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	9,173,169	6,884,155
Accrued expenses	7,519,348	4,531,139
Accrued warrants	—	253,391
Borrowings under Credit Facilities	—	7,000,000
Total Current Liabilities	$16,692,517	$18,668,685
Other liabilities	304,839	—
Total Liabilities	$16,997,356	$18,668,685
STOCKHOLDERS' EQUITY:
Common stock	35,132	33,961
Additional paid-in capital	312,783,195	299,477,706
Accumulated deficit	(195,991,478)	(191,729,136)
Accumulated other comprehensive income/(loss)	76,129	—
Total Stockholders' Equity	116,902,978	107,782,531
Total Liabilities and Stockholders' Equity	$133,900,334	$126,451,216

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
NET SALES	$40,696,512	$34,061,456	$156,379,210	$133,053,517
COST OF GOODS SOLD	21,756,437	18,841,142	83,963,292	72,682,634
GROSS PROFIT	18,940,075	15,220,314	72,415,918	60,370,883
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	17,322,757	13,669,325	75,167,168	62,585,833
INCOME/(LOSS) FROM OPERATIONS	1,617,318	1,550,989	(2,751,250)	(2,214,950)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	(9,931)	(88,814)	(525,404)	(181,850)
Interest Expense	(79,560)	(208,022)	(910,492)	(698,119)
	(89,491)	(296,836)	(1,435,896)	(879,969)
INCOME/(LOSS) BEFORE INCOME TAXES	1,527,827	1,254,153	(4,187,146)	(3,094,919)
INCOME TAX EXPENSE	12,933	20,754	75,195	65,754
NET INCOME/(LOSS)	1,514,894	1,233,399	(4,262,341)	(3,160,673)
NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,514,894	$1,233,399	$(4,262,341)	$(3,160,673)
OTHER COMPREHENSIVE INCOME:
Change in foreign currency translation	$76,129	$—	$76,129	$—
TOTAL OTHER COMPREHENSIVE INCOME	$76,129	$—	$76,129	$—
TOTAL COMPREHENSIVE INCOME/(LOSS)	$1,591,023	$1,233,399	$(4,186,212)	$(3,160,673)
NET INCOME/(LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.04	$0.04	$(0.12)	$(0.09)
-DILUTED	$0.04	$0.04	$(0.12)	$(0.09)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET INCOME/(LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	34,994,895	33,885,519	34,487,239	33,674,416
-DILUTED	35,823,559	34,226,963	34,487,239	33,674,416

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Twelve Months Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,262,341)	$(3,160,673)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	17,348	(5,164)
Loss on disposal of equipment and deposits on equipment	103,716	189,531
Share-based compensation	4,438,181	4,193,490
Fair value adjustment for outstanding warrants	334,628	49,077
Change in reserve for inventory obsolescence	291,898	(117,944)
Depreciation and amortization	12,692,355	9,887,168
Amortization of deferred financing costs and loan discount	426,534	150,272
Changes in operating assets and liabilities
Accounts receivable	(3,852,079)	(1,850,907)
Inventories	(5,007,557)	1,568,656
Prepaid expenses and other current assets	(797,427)	(816,020)
Other assets	(90,135)	(398,059)
Accounts payable	2,682,094	853,854
Accrued expenses	2,988,209	2,256,582
Other liabilities	304,839	—
Net cash flows provided by operating activities	10,270,263	12,799,863
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	—	—
Proceeds from maturities of short-term investments	—	3,250,000
Acquisitions of property, plant and equipment, software and deposits on equipment	(13,003,756)	(29,952,536)
Acquisitions of land and building	—	—
Proceeds from sale of equipment	—	13,442
Net cash flows used in investing activities	(13,003,756)	(26,689,094)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(270,885)	—
Exercise of options to purchase common stock	8,280,460	2,767,995
Proceeds from borrowings under Credit Facilities	7,500,000	10,000,000
Repayment of borrowings under Credit Facilities	(14,500,000)	(3,000,000)
Net cash flows provided by financing activities	1,009,575	9,767,995
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,723,918)	(4,121,236)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,908,177	8,029,413
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,184,259	$3,908,177

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Gross Profit (as reported)	$18,940	$15,220	$72,416	$60,371
Depreciation expense (a)	1,462	1,368	5,791	4,028
Plant start-up expenses (b)	—	420	—	1,628
Adjusted Gross Profit	$20,402	$17,008	$78,207	$66,027
Adjusted Gross Profit as a % of Net Sales	50.1%	49.9%	50.0%	49.6%

(a)Represents non-cash depreciation expense included in Cost of Goods Sold.

(b)Represents additional operating costs incurred in 2016 in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
SG&A expenses (as reported)	$17,323	$13,669	$75,167	$62,586
Non-cash share-based compensation (a)	1,078	690	4,195	3,972
Leadership transition expenses (b)	(37)	(36)	63	1,291
Litigation expense (c)	145	—	145	—
Adjusted SG&A Expenses	$16,136	$13,015	$70,764	$57,323
Adjusted SG&A Expenses as a % of Net Sales	39.6%	38.2%	45.3%	43.1%

(a)Represents non-cash stock based compensation expense.

(b)Represents costs detailed within our former Chief Executive Officer’s separation agreement as well as incremental costs associated with leadership transition.

(c)Represents fees associated with the response to a securities lawsuit, Curran v. Freshpet, Inc. et al, Docket No. 2:16-cv-02263.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET INCOME/(LOSS) AND ADJUSTED EBITDA

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Dollars in thousands)
Net income/(loss)	$1,515	$1,233	$(4,262)	$(3,161)
Depreciation and amortization	3,281	2,929	12,692	9,887
Interest expense	80	208	910	698
Income tax expense	13	21	75	66
EBITDA	$4,889	$4,391	$9,414	$7,490
Loss on disposal of equipment	6	20	104	190
Launch expense (a)	706	775	3,066	2,813
Plant start-up expenses (b)	—	420	—	1,628
Non-cash share-based compensation (c)	1,146	734	4,438	4,193
Warrant fair valuation (d)	-	68	335	49
Leadership transition expenses (e)	(37)	(36)	63	1,291
Litigation expense (f)	145	—	145	—
Adjusted EBITDA	$6,855	$6,372	$17,565	$17,654

(a)Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)Represents additional operating costs incurred in 2016 in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

(c)Represents non-cash stock based compensation expense.

(d)Represents the change of fair value for the outstanding common stock warrants.  All warrants were converted to common stock in the third quarter of 2017.

(e)Leadership Transition Expenses represent costs detailed within our former Chief Executive Officer’s separation agreement as well as incremental costs associated with leadership transition.

(f)Represents fees associated with the response to a securities lawsuit, Curran v. Freshpet, Inc. et al, Docket No. 2:16-cv-02263.